UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 15, 2014

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

65-1102237

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, Connecticut 06180

(Address of principal US executive offices)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in Item 2.01 is incorporated herein by reference in its entirety.

ITEM 2.01 COMPLETION OF ACQUISITION

On July 15, 2014 (the “Closing Date”), Tauriga Sciences, Inc., a Florida corporation, (the “Company”) completed its acquisition of Honeywood LLC, a California limited liability company (“Honeywood”), pursuant to the terms of an Agreement and Plan of Merger, as amended by Amendment No.1 to the Agreement and Plan of Merger, dated July 15, 2014 (collectively, the “Merger Agreement”) by and among the Company, Doc Greene’s Acquisition Sub, LLC, a limited liability company (“Honeywood Acquiror”), Honeywood, Elie Green, Daniel Kosmal and Ramona Rubin (collectively, the “Sellers”).

Pursuant to the terms of the Merger Agreement, on the Closing Date, Honeywood Acquiror merged with and into Honeywood, with Honeywood being the surviving entity and becoming a wholly owned subsidiary of the Company (the “Merger”). A description of the exchange of membership interests was contained in the Company’s Current Report on Form 8-K, dated March 14, 2014 and is incorporated by reference hereto.

In addition, the parties to the Merger Agreement, dated March 10, 2014, agreed to amend certain terms of the merger simultaneously with the closing of the Merger. The material changes set forth in the Amendment No. 1 to the Merger Agreement included: (i) the reduction of the purchase price from 32% of the Company’s restricted shares of common stock to approximately to 15.457% of the Company’s restricted shares of common stock (or 109,414,235 shares of restricted common stock) paid on a pro rata basis to the Sellers at the Closing , (ii) the addition of the payment of 18,000,000 shares of the Company’s restricted shares of common stock paid at closing to Royal Oak Consulting, LLC in connection with the satisfaction of any fees owed to it by Honeywood prior to Closing, (iii) the addition of a covenant that the Sellers will have the opportunity to collectively earn up to an additional aggregate equal to 10% of the Company’s restricted shares common stock outstanding (utilizing the same initial Closing Date) upon achieving the following gross revenue based milestones: upon the generation and receipt of $2,000,000 of gross revenues derived strictly from the sale and licensing of Honeywood’s products, the Sellers shall each be issued either restricted stock or stock options equal to 1.6666% shares of common stock of the Company upon the generation and receipt of an additional $2,000,000 ($4,000,000 total gross revenues by Honeywood), the Sellers shall each be issued an additional 1.6666% restricted shares of common stock of the Company (each such additional issuance to be set off the outstanding shares immediately prior to the Closing Date), and (iv) address a plan for management of Honeywood following the merger.

In connection with the closing of the merger, each of the Sellers entered a Release and Covenant Not to Sue in favor of the Company, and a Standstill Agreement with the Company, agreeing to restrictions on acquisition of additional Company capital stock and transactions involving Company.

The foregoing descriptions of the Merger Agreement, Amendment No. 1 to the Agreement and Plan of Merger, the Release and Covenant Not to Sue, the Standstill Agreement (collectively, the “Agreements”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements. Further, the foregoing description of the Company’s acquisition of Honeywood is qualified in its entirety by reference to the Agreements. The Merger Agreement was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2014 and is incorporated herein by reference. Each of Amendment No. 1 to the Agreement and Plan of Merger, the Release and Covenant Not to Sue and Standstill Agreement are attached as Exhibits 2.1, 10.1 and 10.2, respectively, to this current report on form 8-K, and are incorporated herein by reference hereto.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities described herein have not been registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities

The information in Item 2.01 is incorporated herein by reference in its entirety.

The issuance and sale of the shares of the Company’s common stock issued in connection with the Merger are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 8.01 Other Events.

On July 14, 2014, the Company issued a press release announcing the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

(b) Pro forma financial information.

Any financial statements and pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days from the date that this Current Report on Form 8-K must be filed with the Securities and Exchange Commission.

(d) Exhibits

The following exhibits are furnished or filed as part of this Current Report on Form 8-K:

2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated July 15, 2014

10.1	Release and Covenant Not to Sue, dated July 15, 2014

10.2	Standstill Agreement, dated July 15, 2014

99.1	Press release, dated July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC.

Date: July 21, 2014	By:	/s/ Stella M. Sung
Stella M. Sung
Chief Executive Officer